EXHIBIT 11

                          CHARTER ONE FINANCIAL, INC.
                       COMPUTATION OF PER SHARE EARNINGS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                            FOR THE 3        FOR THE 12          FOR THE 3         FOR THE 12
                                           MOS. ENDED        MOS. ENDED         MOS. ENDED         MOS. ENDED
                                           DECEMBER 31,      DECEMBER 31,       DECEMBER 31,       DECEMBER 31,
                                              1995              1995               1994               1994
                                          ------------       ------------      -------------      ------------
Computation of Primary Earnings Per
 Per Share:
  Weighted average number of common
   common shares outstanding  . . .         44,899,905         44,917,503         45,023,466        44,982,377
  Add common stock equivalents
   for shares issuable under:
Stock Appreciation Rights Plan(1) .                  -             52,799             99,138           102,786
    Stock Option Plan(1)  . . . . .                  -            888,576            466,767           855,490
                                          ------------       ------------      -------------      ------------
      Weighted average number of
       shares outstanding adjusted
       for common stock equivalents         44,899,905         45,858,878         45,589,371        45,940,653
                                          ============       ============      =============      ============
  Earnings applicable to
   common stock . . . . . . . . . .       $    (58,430)      $     34,032      $      28,490      $      3,271
                                          ============       ============      =============      ============
  Primary earnings per share  . . .       $      (1.30)      $       0.74      $        0.63      $       0.07
                                          ============       ============      =============      ============

Computation of Fully Diluted
 Earnings Per Share:
  Weighted average number of common
   common shares outstanding  . . .         44,899,905         44,917,513         45,023,466        44,985,649
  Add common stock equivalents
   for shares issuable under:
    Stock Appreciation Rights
     Plan(2)  . . . . . . . . . . .                  -             60,631             99,138           107,106
    Stock Option Plan(2)  . . . . .                  -          1,154,330            766,797           863,855
                                          ------------       ------------      -------------      ------------
      Weighted average number of
       shares outstanding adjusted
       for common stock equivalents         44,899,905         46,132,474         45,889,401        45,956,610
                                          ============       ============      =============      ============
  Earnings applicable to
   common stock . . . . . . . . . .       $    (58,430)      $     34,032      $      28,490      $      3,271
                                          ============       ============      =============      ============
  Fully diluted earnings per share        $      (1.30)      $       0.74      $        0.62      $       0.07
                                          ============       ============      =============      ============
----------------------

(1) Additional shares issuable were derived under the "treasury stock method" using average market price during the period.

(2) Additional shares issuable were derived under the "treasury stock method" using the higher of the average market price during the period of the market price at the end of the period.
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